UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2014 (March 3, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and supplements Starwood Waypoint Residential Trust’s Form 8-K, filed on March 4, 2014 (the “Initial Report”), reporting the acquisition of a portfolio of 707 single family residences (the “Fund XI Portfolio”), to include the historical financial statements and pro forma financial information required by Item 9.01(a) and (b) of Form 8-K. This Form 8-K/A should be read in conjunction with the Initial Report.

Item 9.01. Financial Statements and Exhibits

On March 3, 2014, two subsidiaries of Starwood Waypoint Residential Trust (the “Trust”), SRP Sub, LLC and Starwood Waypoint Borrower, LLC (together, the “Buyers”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Waypoint Borrower, LLC (the “Seller”), Waypoint Fund XI, LLC and the other signatories thereto, pursuant to which the Buyers purchased from the Seller a portfolio of 707 single family residences for approximately $144 million in cash. On March 4, 2013, the Trust filed the Initial Report. This Form 8-K/A contains pro forma financial information required by the Securities and Exchange Commission’s Rule 3-14 for this acquisition.

(a) Financial Statements of Business Acquired

Statement of Revenues and Certain Operating Expenses of the Fund XI Portfolio (see Exhibit 99.1)
Report of Independent Auditors	1
Statement of Revenues and Certain Operating Expenses for the Period from March 5, 2013 (inception) to December 31, 2013.	2
Notes to the Statement of Revenues and Certain Operating Expenses	3

(b) Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Statements of Starwood Waypoint Residential Trust (see Exhibit 99.2)
Introduction of Pro Forma Financial Statements	1
Unaudited Pro Forma Combined Consolidated Balance Sheet as of December 31, 2013	2
Unaudited Pro Forma Combined Consolidated Statement of Operations for Year Ended December 31, 2013	3

(d) Exhibits

23.1	Consent of Deloitte & Touche LLP.

99.1	Fund XI Portfolio statement of revenues and certain operating expenses.

99.2	Unaudited pro forma Combined Consolidated Financial Statements for Starwood Waypoint Residential Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Waypoint Residential Trust

Date: May 14, 2014	By:	/s/ Nina A. Tran
Nina A. Tran
Chief Financial Officer

Exhibit Index

23.1	Consent of Deloitte & Touche LLP.

99.1	Fund XI Portfolio statement of revenues and certain operating expenses.

99.2	Unaudited pro forma Combined Consolidated Financial Statements for Starwood Waypoint Residential Trust.